UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2024

NextCure, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-38905 (Commission File Number)	47-5231247 (IRS Employer Identification No.)

9000 Virginia Manor Road, Suite 200 Beltsville, Maryland	20705
(Address of principal	(Zip Code)
executive offices)

Registrant's telephone number, including area code: (240) 399-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NXTC	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2024, Dr. Han Myint, M.D. notified NextCure, Inc. (the “Company”) of his plan to retire from his position as Chief Medical Officer of the Company, effective July 1, 2024. The Company has agreed to provide Dr. Myint retirement benefits consisting of continued salary and healthcare benefits through March 31, 2025.

On June 18, 2024, Dr. Myint and the Company entered into a Scientific Advisory and Consulting Agreement (the “Consulting Agreement”), effective as of July 2, 2024. Pursuant to the Consulting Agreement, Dr. Myint will provide consulting services relating to the Company’s ongoing clinical trials and will serve on the Company’s Scientific Advisory Board. Dr. Myint will continue to vest in his existing equity awards during the term of the Consulting Agreement and any unexpired stock options granted by Company that have vested or that may vest prior to the end of the term of the Consulting Agreement will continue to be exercisable for the longer of (a) the period set forth in the applicable option agreement, and (b) 90 days from the expiration of the term of the Consulting Agreement. The initial term of the Consulting Agreement runs through July 2, 2025, and automatically renews for successive one-year terms thereafter, though the Company may terminate the Consulting Agreement at any time with written notice to Dr. Myint, and Dr. Myint may terminate the Consulting Agreement on 60 days’ prior written notice to the Company.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Scientific Advisory and Consulting Agreement, executed as of June 18, 2024, by and between NextCure, Inc. and Dr. Han Myint, M.D.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November
Dated: June 18, 2024	NEXTCURE, INC.

	By:	/s/ Steven P. Cobourn
	Name:	Steven P. Cobourn
	Title:	Chief Financial Officer